Exhibit 99.1
Redfin Prices Offering of $575 Million of 0% Convertible Senior Notes Due 2025
SEATTLE, October 15, 2020 (PRNewswire) -- Redfin Corporation (NASDAQ: RDFN) today announced that it has priced $575 million aggregate principal amount of 0% convertible senior notes due 2025 (the “notes”). The aggregate principal amount of the offering was increased from the previously announced offering size of $525 million. The notes are to be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Act”). Redfin also granted the initial purchaser of the notes an option to purchase up to an additional $86.25 million aggregate principal amount of notes. The sale is expected to close on October 20, 2020, subject to customary closing conditions.
The notes will be general unsecured obligations of Redfin, and will not bear regular interest, and the principal amount of the notes will not accrete.
The notes will mature on October 15, 2025, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to July 15, 2025, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Redfin common stock, cash or a combination of cash and shares of Redfin common stock, at the election of Redfin.
Redfin may not redeem the notes prior to October 20, 2023. Redfin may redeem for cash all or any portion (so long as at least $100 million principal amount remains outstanding) of the notes, at its option, on or after October 20, 2023 if the last reported sale price of Redfin common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Redfin provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Redfin provides notice of redemption. The redemption price will be 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date.
Holders of the notes will have the right to require Redfin to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid special interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Redfin will also be required to increase the conversion rate for holders who convert their notes in connection with certain fundamental changes occurring prior to the maturity date or convert their notes called (or deemed called) for redemption in connection with Redfin’s issuance of a notice of redemption.
The notes will have an initial conversion rate of 13.7920 shares of Redfin’s common stock per $1,000 principal amounts of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $72.51 per share. The initial conversion price represents a premium of approximately 40% to the $51.79 per share closing price of Redfin’s common stock on The Nasdaq Global Select Market on October 15, 2020.

Redfin estimates that the net proceeds from the offering will be approximately $562.8 million (or $647.4 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting the initial purchaser's discount and estimated offering expenses payable by Redfin.
Redfin expects to use a portion of the net proceeds from the offering of the notes, together with shares of Redfin common stock, to repurchase a portion of its outstanding 1.75% convertible senior notes due 2023 (the “2023 notes”) as described below. Redfin expects to use the remainder of the net proceeds from this offering for working capital and other general corporate purposes. Redfin may also use a portion of the net proceeds to invest in or acquire third-party businesses, products, services, technologies or other assets.
Concurrently with the pricing of the offering, Redfin entered into privately negotiated transactions with certain holders of its 2023 notes to repurchase approximately $116.9 million of aggregate principal amount of such notes, and pay accrued and unpaid interests thereon, for approximately $107.4 million in cash and approximately 2.1 million shares of our common stock. In connection with such note repurchases, Redfin expects that holders of the outstanding 2023 notes that have hedged their equity price risk with respect to such notes (the “hedged holders”) may have, concurrently with the pricing of the notes, unwound their hedge positions by buying Redfin common stock (to the extent they will not receive shares of Redfin common stock in connection with such repurchase) and/or entered into or unwound various derivative transactions with respect to Redfin common stock. This activity by the hedged holders could have increased (or reduced any decrease) in the market price of Redfin common stock and may have affected the market price of Redfin common stock concurrently with the pricing of the notes, and could have increased the effective conversion price of the notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any Redfin securities (including the shares of Redfin common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Offers of the notes are being made only by means of a private offering memorandum.
The notes, any shares of Redfin common stock issuable upon conversion of the notes and any shares of Redfin common stock issuable in connection with any repurchases of the 2023 notes have not been registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws including, statements relating to the closing of the proposed offering and expected use of proceeds from the proposed offering. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements in this press release include prevailing market conditions, the impact of general economic, industry or political conditions in the United States or internationally and the impact of COVID-19. Additional factors include those identified under the heading “Risk Factors” in our annual report for the year ended December 31, 2019, as supplemented by our quarterly report for the quarter ended June 30, 2020, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.
About Redfin
Redfin is a technology-powered residential real estate company, redefining real estate in the consumer's favor in a commission-driven industry. We do this by integrating every step of the home buying and selling process and pairing our own agents with our own technology, creating a service that is faster, better and costs less. We offer brokerage, iBuying, mortgage, and title services, and we also run the country's #1 real estate brokerage search site, offering a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets in the United States and Canada. Since our launch in 2006, we have saved our customers over $800 million and we've helped them buy or sell more than 235,000 homes worth more than $115 billion.
Investor Relations: Shikher Mathur, 206-576-8610, ir@redfin.com; Public Relations: Mariam Sughayer, 206-588-6863, press@redfin.com
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